UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Paramount Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	32-0439307
(State of Incorporation or Organization)	(IRS Employer Identification No.)

1633 Broadway, Suite 1801 New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:
Common Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-198392

Securities registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of common stock, $0.01 par value per share, of Paramount Group, Inc. (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the Registrant’s prospectus contained in its Registration Statement on Form S-11 (File No. 333-198392), as amended (the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Registrant’s shares of common stock under the caption “Material Provisions of Maryland Law and Our Charter and Bylaws” in the Registration Statement.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Paramount Group, Inc.

Date: November 14, 2014	By:	/s/ Gage Johnson
	Name:	Gage Johnson
	Title:	Senior Vice President, General Counsel and Secretary